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Exhibit 10.5

OFFICE LEASE AGREEMENT

for

SYNERGY NORTH

By and Between

FIRST METRO LIMITED PARTNERSHIP
("Landlord")

and

Uni-Pixel Displays, Inc.
("Tenant")

INDEX TO OFFICE LEASE

SYNERGY CENTER NORTH, LANDLORD AND
UNI-PIXEL DISPLAYS, INC., TENANT

SECTION		Lease Page
1.1.	The Leased Premises	1
1.2.	Use	1
1.3.	Rentable Area	1
2.1.	Base Rent And Additional Rents With Expense Stop	1
2.1.	Base Rent And Additional Rents With Expense Stop	1
3.1.	Date And Place Of Payment	2
3.2.	Late Payments	2
3.3.	Security Deposit	2
3.3.	Security Deposit	2
4.1.	Term, Commencement, And Anniversary	2
4.1.	Term, Commencement, And Anniversary	2
4.1.	Term, Commencement, And Anniversary	2
4.2.	Acknowledgment Of Lease	2
4.3.	Delivery Of Possession	2
4.3.	Delivery Of Possession	2
5.1.	Tenant Finish-Out	3
5.1.	Tenant Finish-Out	3
6.1.	Quiet Possession	3
7.1.	Utilities And Services By Landlord	3
7.2.	Utilities And Services By Tenant	3
7.3.	Interruption Of Utilities Or Services	3
7.4.	Extra Electricity	3
7.5.	Extra Heating Or Air Conditioning	4
8.1.	Maintenance And Repairs By Landlord	4
8.2.	Maintenance And Repairs By Tenant	4
8.3.	Telecommunications Equipment	4
9.1.	Access, Keys, Locks, And Security	4
9.2.	Parking	5
10.1.	Occupancy, Nuisance, And Hazards	5
11.1.	Taxes	5
12.1.	Insurance	5
12.2.	Waiver Of Subrogation	6
12.3.	Hold Harmless	6
13.1.	Alterations By Tenant	6
13.2.	Americans With Disabilities Act	6
14.1.	Removal Of Property By Tenant	7
15.1.	Subletting And Assignment	7
16.1.	Destruction By Fire Or Other Casualty	7
17.1.	Condemnation	8
18.1.	Default By Landlord	8
19.1.	Default By Tenant	8
19.2.	Landlord's Remedies	9
20.1.	Lien For Rent	10
21.1.	Attorney's Fees, Interest, And Other Expenses	10
22.1.	Nonwaiver	10
23.1.	Building Rules	11
24.1.	Transfer Of Ownership By Landlord	11
25.1.	Mortgages	11

26.1.	Surrender Of Premises	11
27.1.	Holding Over	11
28.1.	Signs And Building Name	11
28.2.	Relocation Of Tenant	11
29.1.	Notices	12
30.1.	Estoppel Certificates	12
31.1.	Successors	12
31.2.	Leasing Agent Commissions	13
32.1.	Building Operating Expense	13
33.1.	Representations And Warranties By Landlord	13
34.1.	Representations And Warranties By Tenant	13
35.1.	Place Of Performance	13
36.1.	Miscellaneous	13
37.1.	Guaranty	14
37.1.	Guaranty	14
37.2.	Special Conditions	14
38.1.	Exhibit List	14
39.1.	Tenant Signature Requirements	14
39.2.	Lease Dates And Authority To Sign	15

OFFICE LEASE

SYNERGY NORTH

        This is a Lease Agreement made and entered into between First Metro Limited Partnership, as "Landlord", and Uni-Pixel Displays, Inc., as "Tenant", whether one or more.

1.1.    THE LEASED PREMISES.    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the "Leased Premises" which consists of "Tenant's Office Space" and "Common Areas" as defined below.

        (a)    Tenant's Office Space.    "Tenant's Office Space", to which Tenant shall have exclusive use rights, consists of Suite(s) 200-N, representing the office space outlined and shaded on the floor plan contained in Exhibit A. Such space is located in a building on a tract of real property, legally described by lot and block in Exhibit B. The street address of the building is 11940 Jollyville Road, Austin, Texas 78759.

        (b)    Common Areas.    The "common area", to which Tenant shall have non-exclusive use rights, consists of (1) the interior common area located in the above described building, i.e., areas normally accessible to tenants such as the hallways, stairwells, elevators, lobby, restrooms, and snack bar areas, and (2) the exterior common area located outside the building on the above described land, i.e., loading areas, sidewalks, driveways, parking garage, parking areas, and other open areas (if any), subject to paragraph 9.2 on parking.

1.2.    USE.    Tenant's office space may be used only for general office purposes. The name of Tenant's business will be Uni-Pixel Displays, Inc.

1.3.    RENTABLE AREA.    Tenant's "rentable area" is approximately 4,425 square feet. It consists of Tenant's office space, plus Tenant's pro rata share of the building common areas as set forth below. Building common areas are defined as all corridors, restrooms, snack bars, building equipment rooms, telephone closets, janitor closets, enclosed lobby, entrance areas, and other public areas in the building, excluding elevator shafts, stairwells, vertical chases, and enclosed parking areas. Landlord and Tenant acknowledge and agree that the rentable area of the office space may actually be more or less than the figure stated in this paragraph. Landlord and Tenant agree, however, that even though such figure may be inaccurate or may be susceptible to recalculation based upon different methods of measurement, for all purposes of this lease, the figure stated in this paragraph shall be conclusively deemed to be the rentable area of the office space and shall be the basis for calculating the variable sums due to Landlord by Tenant under this lease.

2.1.    BASE RENT AND ADDITIONAL RENTS WITH EXPENSE STOP.    Tenant shall pay to Landlord a base rent per calendar month as shown below.

Calendar Period	Base Rent per Calendar Month
January 1, 2005 - January 31, 2005	$0.00
February 1, 2005 - January 31, 2006	$5,863.13

        Additional rent representing Tenant's pro rata share of building operating expenses over the base year (the "expense stop") shall be paid in accordance with paragraph 32.1. "Base year" is defined as the calendar year during which this lease is executed. Building operating expenses up to the expense stop shall be paid by Landlord.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 1 of Lease

3.1.    DATE AND PLACE OF PAYMENT.    The monthly rent and one-twelfth of Tenant's share of estimated building operating expenses under paragraph 32.1 (i.e., expenses in excess of the expense stop) shall be due on the first day of each calendar month without demand. Partial months shall be prorated. All rent and other sums are due in the county where the building is located at the address designated by Landlord from time to time. All sums due by Tenant are without right of setoff or deduction. Monies mailed are considered timely paid only if received by Landlord by the due date. Rent and late payment charges shall be paid without notice or demand. All other sums which may become due and owing under this lease shall be due upon delivery of written notice in accordance with paragraph 29.1.

3.2.    LATE PAYMENTS.    If any rent payment or other sum due by Tenant to Landlord is received and accepted by Landlord later than 5 days after its due date, Tenant shall pay a late charge of 10% of such rent payment or other sum. Late charges shall be considered liquidated damages for Landlord's time, inconvenience, and overhead (except for attorney fees and litigation costs) in collecting late rent. Landlord's acceptance of late rent or other sum shall not constitute permission for Tenant to pay the rent or other sum late thereafter and shall not constitute a waiver of Landlord's remedies for subsequent late payments. Late payment charges are due immediately upon notice or demand. All payments shall be by check or money order on a local bank, not cash and after the 10th of the month only by cashiers check, certified check or money order. For each returned check, Tenant shall pay all applicable bank charges incurred by Landlord plus $50.00 and late fees. Payments of any kind received by Landlord on behalf of Tenant may be applied at Landlord's option to non-rent items first, then to rent. Payment of rent by Tenant shall be an independent covenant. If Tenant has not timely paid rents and other sums due on two or more occasions, or if a check from Tenant is returned for insufficient funds or no account, Landlord may for the next 12 months require that all rent and other sums due be paid by cashier's check, certified check, or money order, without prior notice.

3.3.    SECURITY DEPOSIT.    At the time of execution of this lease by Tenant, Tenant shall deposit with Landlord $5,863.13 cash to secure performance of Tenant's obligations under this lease. Landlord shall not be obligated to hold the cash security deposit as a separate fund, but may commingle it with other funds of Landlord. If Tenant fails to pay rent or other sums when due under this lease, Landlord may apply any cash security deposit toward amounts due and unpaid by Tenant. If Tenant fails to return any keys to Landlord, $15.00 for each key shall be charged against the security deposit. Tenant shall immediately restore the security deposit to its original amount after any portion of it is applied to amounts due and unpaid by Tenant.

4.1.    TERM, COMMENCEMENT, AND ANNIVERSARY.    The initial lease term shall begin on the commencement date and shall run through and until January 31, 2006. The lease commencement date shall be December 15, 2004. The annual anniversary date of this lease shall be the first day of January. The date rent commences shall be January 1, 2005.

4.2.    ACKNOWLEDGMENT OF LEASE.    Within a reasonable time after the commencement of this lease, Landlord and Tenant shall execute a recordable acknowledgment of this lease in the form of Exhibit D and which will confirm the commencement date, ending date, annual anniversary date of the lease, and square footage in Tenant's office space.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 2 of Lease

4.3.    DELIVERY OF POSSESSION.    Landlord shall deliver keys and/or access cards or codes and possession of Tenant's office space to Tenant on the lease commencement date stated in paragraph 4.1 unless otherwise agreed in writing by the parties. Tenant shall not be liable for rent until Landlord delivers possession of the leased premises to Tenant. If there is a delay in delivery of possession, rent shall be abated until Tenant's office space is delivered to Tenant; and neither Landlord nor Landlord's agents shall otherwise be liable for any damages; and the lease shall not terminate. Internal construction shall, to the extent "readily achievable", comply with state and federal architectural barrier standards.

5.1.    TENANT FINISH-OUT.    Landlord shall provide no tenant finish-out or improvements since Tenant has taken Tenant's office space "as is".

6.1.    QUIET POSSESSION.    If Tenant is current and in compliance with all of Tenant's obligations under this lease, Tenant shall be entitled to peaceful and quiet possession and enjoyment of Tenant's office space, subject to the terms and conditions of this lease. Tenant shall have access to the common parking areas at all times, subject to the rules referred to in paragraphs 9.2 and 23.1. Landlord shall make diligent efforts to have all other tenants in the building comply with building rules. Otherwise, failure of other tenants to comply with such rules shall not be considered a default by Landlord. Construction noise or vibrations shall not be considered a default by Landlord.

7.1.    UTILITIES AND SERVICES BY LANDLORD.    Except where otherwise stated in this lease, Landlord shall pay for and furnish in a timely and diligent manner to Tenant the following utilities and services and no others, subject to paragraph 32.1 regarding Tenant's payment of Tenant's pro rata share of building operating expenses.

  (a)
  air conditioning and heating as reasonably required for comfortable use and occupancy under normal office conditions from 7:00 a.m. to 6:00 p.m. on Monday through Friday, and from 8:00 a.m. to noon on Saturday upon request, (but not on Sunday, New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving or Christmas and after 5:00 p.m. on Christmas Eve and New Year's Eve) so long as these times and dates comply with present and future governmental laws or guidelines, including utilities such as electricity, gas, and water necessary for operation of same;

  (b)
  water and wastewater services for common areas;

  (c)
  janitorial and cleaning services, as needed, for the building and Tenant's office space;

  (d)
  electricity for standard office equipment and lighting;

  (e)
  pest control services as needed in the reasonable judgment of Landlord;

  (f)
  landscaping and parking lot maintenance services;

  (g)
  repair and maintenance services pursuant to paragraph 8.1;

  (h)
  replacement of fluorescent light bulbs and ballasts in building standard lighting fixtures (but not incandescent light bulbs for nonstandard fixtures or for Tenant's lamps); and

  (i)
  elevator service.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 3 of Lease

7.2.    UTILITIES AND SERVICES BY TENANT.    Tenant shall pay for all utilities and services not expressly furnished by Landlord under paragraph 7.1. Landlord reserves the right to sub-meter electricity and/or water. Any electricity or water sub-metering shall be billed to and paid by Tenant at Landlord's average cost per KWH or gallon, and no more. If the water bill from the utility company includes wastewater charges, Tenant's liability for water sub-metering shall include corresponding wastewater costs (if any).

7.3.    INTERRUPTION OF UTILITIES OR SERVICES.    Temporary interruption or malfunction of utilities, services, and/or telephones due to no fault of Landlord shall not render Landlord liable for damages, rent abatements, or release of any Tenant obligation. Landlord shall use diligent efforts to have such utilities and services restored as soon as reasonably possible.

7.4.    EXTRA ELECTRICITY.    There shall be no extra electricity charges for typewriters, word processors, dictating equipment, adding machines, desk top calculators, lamps, or other standard 110 volt office equipment. However, Tenant shall pay Landlord monthly, as billed, for charges which are separately metered or which Landlord may reasonably compute for electricity utilized by Tenant for the following purposes: x-ray machines, hotplates, electric heaters, 220 volt equipment, computers (other than desktop or word processor computers), or other electrical service not standard for the building.

7.5.    EXTRA HEATING OR AIR CONDITIONING.    If Tenant requests air conditioning or heating after the hours as set forth in paragraph 7.1(a), Landlord may charge Tenant the same extra hourly fee per square foot charged by Landlord for after-hour air conditioning or heating to other tenants in the building.

8.1.    MAINTENANCE AND REPAIRS BY LANDLORD.    Landlord shall repair and/or replace, as needed, the following items as a building expense under paragraph 32.1, so long as they are building standard items: light bulbs, ballasts, and fixtures; plumbing; hardware; appliances; doors; and wall and window coverings. Landlord shall use diligence to provide for the reasonable cleaning, maintenance, repairs, reconnection of interrupted utilities or services, and landscaping of common areas, subject to any reimbursement obligations of Tenant under paragraph 8.2. Landlord may re-key at any time. Landlord may temporarily close any part of the common facilities if reasonably necessary for repairs or construction. Repairs and maintenance shall be in accordance with applicable governmental requirements.

8.2.    MAINTENANCE AND REPAIRS BY TENANT.    Tenant shall promptly reimburse Landlord for the cost of repairing or replacing non-building standard items and the cost of repairing or replacing damage which is caused inside Tenant's office space by Tenant, Tenant's agents, employees, family, or licensees, invitees, visitors, or customers or outside Tenant's office space by Tenant or Tenant's employee's, agents, or contractors. Cost of repair shall include 15% for overhead. Landlord may require advance payment therefor prior to repair or replacement. Landlord shall have right of approval of all repairmen or maintenance personnel. Tenant shall not damage or allow other persons listed above to damage any portion of the leased premises. Tenant shall pay for replacement of all incandescent light bulbs and for unstopping any drains or water closets in Tenant's office space. If Landlord or Tenant's workmen or contractors are permitted to repair, alter, or modify Tenant's office space, Tenant shall warrant that no mechanic or materialman's lien shall be filed against the leased premises. All such work shall be in accordance with applicable governmental requirements.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 4 of Lease

8.3.    TELECOMMUNICATIONS EQUIPMENT.    All telecommunications equipment necessary to serve Tenant shall be located in Tenant's office space and paid for by Tenant.

9.1.    ACCESS, KEYS, LOCKS, AND SECURITY.

        (a)    Access.    Tenant shall have access to Tenant's office space at all times. Landlord shall have access to Tenant's office space at reasonable times for reasonable business purposes. Landlord may show Tenant's office space to prospective lessees 90 days before the lease expiration date or the date Tenant gives notice to vacate, whichever is earlier.

        (b)    Keys.    Landlord shall furnish Tenant two keys or access codes or cards for Tenant's office space, two keys or access codes or cards for the main exterior entry doors of the building if such door is locked after hours, and one key to Tenant's mailbox in the building. Additional keys or access codes or cards shall be furnished at the same fee charged to all other tenants in the building at the time of Tenant's request. Landlord shall not be liable for risk of loss resulting from Tenant's keys, access codes, or cards being lost or used by unauthorized persons. Landlord reserves the right to re-key or change locks for security reasons if new keys are timely furnished to Tenant.

        (c)    Locks.    Tenant may not add locks, change locks, or re-key locks without written permission of Landlord. Locks may be changed at Tenant's request and expense. If locks to the office space are changed, Landlord may specify kind and brand of locks, placement, installation, master key compatibility, etc.

        (d)    Security.    Landlord shall have no duty to provide any security services of any kind unless expressly provided in this lease. Landlord shall not be liable to Tenant or Tenant's employees, family, customers, invitees, contractors, or agents for injury, damage, or loss to person or property caused by criminal conduct of other persons, including theft, burglary, assault, vandalism or other crimes. Tenant shall lock its office space doors when the last person leaves such office space for the day.

9.2.    PARKING.    Landlord shall have sole control over parking. Parking rules are contained in attached Exhibit F-1. If vehicles are parked in violation of Landlord parking rules or in violation of state statutes, Landlord may exercise vehicle removal remedies under Article 6701g-2 of the Texas Civil Statutes upon compliance with statutory notice. There shall be no reserved parking spaces unless agreed in writing by Landlord.

10.1.    OCCUPANCY, NUISANCE, AND HAZARDS.    Tenant's office space shall be occupied only by Tenant or Tenant's employees and shall not be left entirely vacant or used exclusively for storage. Tenant and Tenant's agents, employees, family, licensees, invitees, visitors, and contractors shall comply with all federal, state, and local laws relating to occupancy or to criminal conduct while such persons are on the leased premises. Tenant and the persons listed above shall not (1) use, occupy, or permit the use or occupancy of the leased premises for any purpose which is directly or indirectly forbidden by such laws or which may be dangerous to life or property, (2) permit any public or private nuisance, (3) disturb the quiet enjoyment of other tenants, (4) do anything which might emit noxious odors or fumes, (5) make undue noise or vibrations, (6) permit anything which would cancel insurance coverage or increase the insurance rate on the building or contents, or (7) otherwise damage the leased premises.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 5 of Lease

11.1.    TAXES.    Landlord shall be responsible for payment of all taxes and assessments against the building, subject to Tenant's obligation to pay Landlord for Tenant's share thereof, on a pro rata square foot basis, as additional rent pursuant to paragraph 32.1. Tenant shall timely pay all taxes assessed against Tenant's furniture, equipment, fixtures, or other personal property in Tenant's office space.

12.1.    INSURANCE.    Landlord and Tenant shall comply with the respective insurance obligations as set forth below:

        (a)    Landlord.    Landlord shall maintain (1) fire and extended coverage insurance, including vandalism and malicious mischief, on the office building, and (2) comprehensive general liability insurance. The amounts shall be as required by Landlord's mortgagee or as Landlord may deem reasonably appropriate, whichever is greater. Landlord shall have no responsibility to maintain fire and extended coverage insurance on Tenant's contents. The portion of Landlord's insurance premiums reasonably due to Tenant's acts or omissions or Tenant's special use, improvements, or tenant finish-out (over and above Tenant's normal use as contemplated in paragraph 1.2) shall be paid for by Tenant.

        (b)    Tenant.    Tenant shall provide Tenant's own public liability insurance for its operations on the leased premises in an amount equal to the minimum "primary coverage" amount required by Tenant's insurance carrier as a condition for purchasing umbrella liability insurance by Tenant. In no event shall such coverage be less than $1,000,000. Upon written notice by Landlord to Tenant, such dollar amount of Tenant's liability policy shall be increased by the amount of any increase required by Tenant's carrier for "primary coverage" under an umbrella liability policy. Tenant is encouraged to maintain fire and extended coverage insurance (including vandalism and malicious mischief) on the contents in Tenant's office space, including fixtures, furniture, equipment, supplies, inventory, and other personal property. Such property is not covered by Landlord's insurance.

        (c)    Insurance certificates.    Tenant shall provide Landlord with a certificate of Tenant's insurance or a copy thereof as required above within 15 days after Tenant initially occupies Tenant's office space or any portion thereof. Landlord and Landlord's managing agent (if any) shall be named as additional insureds on Tenant's liability insurance policy. Upon written request by Landlord, changes in the name of Landlord or Landlord's managing agent shall be reflected on such certificate.

        (d)    Notice from Tenant's Insurance Carrier.    All policies of insurance to be provided by Tenant shall contain a provision (to the extent legally permitted) that the insurance company shall give Landlord 10 days' written notice to Landlord, in advance of (1) any cancellation or non-renewal of the policy, (2) any reduction in the policy amount, and (3) any deletion of additional insureds.

12.2.    WAIVER OF SUBROGATION.

        (a)   If waiver of subrogation clause is not contained in the form language of the insurance policies, Landlord and Tenant may require that a waiver of subrogation clause be added to each other party's fire, casualty, or liability insurance policies. For purposes of waiver of subrogation, Landlord and Tenant release each other and their respective officers, directors, employees, and agents from any claims for loss, damage, or injury insured against under insurance policies carried by Landlord and Tenant. The foregoing shall not apply to losses, damages, or injuries that are in excess of policy limits or that are not covered due to a deductible clause in the policy.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 6 of Lease

        (b)   Upon written request, Landlord and Tenant shall furnish to each other copies of the policies of insurance referred to in this lease, including any waivers of subrogation, or satisfactory evidence of same.

12.3.    HOLD HARMLESS.    Tenant shall indemnify Landlord for and shall hold Landlord harmless from all fines, claims, liabilities, and suits (including costs and expenses of defending against same) resulting from any breach or nonperformance of the lease by Tenant or Tenant's agents, employees, family, licensees, or invitees. Landlord shall indemnify Tenant for and shall hold Tenant harmless from all fines, claims, liabilities, and suits (including costs and expenses of defending against same) resulting from any breach or nonperformance of the lease by Landlord or Landlord's agents, employees, family, licensees, or invitees. Landlord and Tenant shall not be liable to the other or the other's agents, employees, or family for any damage to personal property resulting from any act, omission, or negligence of any other tenant or occupant of the office building.

13.1.    ALTERATIONS BY TENANT.    Tenant may not make any alterations, improvements, door lock changes, or other modifications of any kind to the leased premises without Landlord's written consent. Consent for governmentally required changes may not be unreasonably withheld. "Alterations" include but are not limited to improvements glued, screwed, nailed, or otherwise permanently attached to the building, structural changes, roof and wall penetrations, and all plumbing, electrical, and HVAC changes. Requests for Landlord's approval shall be in writing and shall be detailed to Landlord's reasonable satisfaction. The foregoing shall be done only by Landlord's contractors or employees or by third parties approved by Landlord in writing. Tenant shall pay in advance for any requested alterations, improvements, lock changes, or other modifications which are approved and performed by Landlord. If same are performed by Tenant with Landlord's permission, Tenant shall not allow any liens to be placed against the buildings as a result of such additions or alterations. Alterations, improvements, and modifications done at Tenant's request shall comply with all applicable laws. Changes in Tenant's alterations or improvements in Tenant's space which may be later required by governmental action shall also be paid for by Tenant.

13.2.    AMERICANS WITH DISABILITIES ACT.    Landlord shall be responsible for any requirements under the Americans with Disabilities Act or similar state or local laws as relate to any common area entrance and exit doorways and elevators and any doors into Tenant's office space and to structural building items that Landlord is required to maintain under the terms of this lease. Landlord agrees to indemnify Tenant for any liability Tenant shall incur as a result of Landlord's failure to comply with the provisions of this paragraph. Tenant agrees to cooperate fully with Landlord to enable Landlord to timely comply with the provisions of this paragraph and to immediately forward to Landlord any notice Tenant receives regarding complaints, injuries, or claims by anyone claiming that those items which are the responsibility of Landlord do not comply with the provisions of the Americans with Disabilities Act. Tenant shall be responsible for any requirements under such architectural barrier laws as they relate to Tenant's use of Tenant's office space, including, but not limited to, the positioning of Tenant's furnishings within the office space. Tenant agrees to indemnify Landlord for any liability Landlord shall incur as a result of Tenant's failure to comply with the provisions of this paragraph.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 7 of Lease

14.1.    REMOVAL OF PROPERTY BY TENANT.    Tenant may remove its trade fixtures, furniture, and equipment only if (1) such removal is made prior to the end of the lease term, (2) Tenant is not in default under this lease at time of removal, and (3) such removal is not in anticipation of an early move out prior to the end of the lease term. Tenant shall pay all costs of removal. Tenant shall have no rights to property remaining on the leased premises after move out. Tenant may not remove any alterations as defined in paragraph 13.1 or improvements such as wall-to-wall carpeting, book shelves, window coverings, drapes, cabinets, paneling, counters, kitchen or break room built-ins, shelving, wall covering, and anything else attached to the floor, walls, or ceilings. If Landlord requests in writing, Tenant shall, immediately prior to moving out, remove any alterations, fixtures, equipment, and other property installed by Tenant. Tenant shall pay for cleaning or repairing damage caused by Tenant's removal of any property.

15.1.    SUBLETTING AND ASSIGNMENT.    Tenant may not sublet, assign, pledge, or mortgage this lease and may not grant licenses, commissions, or other rights of occupancy to all or any part of the leased premises without Landlord's prior written approval. Sale, transfer, or merger of the majority of the voting shares or voting partnership interests in Tenant (if a corporation or partnership) shall be considered an assignment; likewise for issuance of treasury stock or admission of a new general partner. Landlord shall not be obligated to approve any sublease or assignment. However, if Landlord gives such approval, Landlord shall be entitled to (1) 50% of any excess between Tenant's rent per square foot under the lease and the rent per square foot under the sublease or assignment, and (2) 50% of any other consideration flowing directly or indirectly from the sub lessee or assignee to Tenant or Tenant's agents. The foregoing is in consideration of additional management performed or to be performed by Landlord under such sublease or assignment. In addition to the foregoing, Landlord will charge Tenant a one-time fee equal to one month's lease rent for such additional administrative, investigative, and management services. Violation of this lease by sub lessees or assignees shall be deemed a violation by Tenant. Approval by Landlord of any sublease or assignment shall not release Tenant from any obligation under this lease and shall not constitute approval for subsequent subletting or assignment. Sub lessees or assignees shall be liable for all of Tenant's obligations under this lease unless otherwise specified in writing. Upon default by Tenant any sub lessee shall pay all sublease rents and other sums due Landlord, direct to Landlord, to be credited against sums owed to Landlord by Tenant under this lease. Unless otherwise agreed in writing, no sublease or assignment shall be valid unless (1) a copy of this lease is attached thereto, (2) the sub lessee or assignee agrees in writing to be liable for all of Tenant's obligations under this lease, and (3) Landlord's written approval is attached to the sublease or assignment. At any time, Landlord may at Landlord's option release Tenant from further liability for all or any portion of Tenant's office space that has been subleased or assigned to a third party; and Landlord may terminate the lease to the extent that it applies to such space.

16.1.    DESTRUCTION BY FIRE OR OTHER CASUALTY.    (a)    Total destruction, rent abatement, and restoration.    If Tenant's office space is totally damaged by fire or other casualty so that it cannot reasonably be used by Tenant and if this lease is not terminated as provided in subparagraph (d) below, there shall be a total abatement of Tenant's rent and Tenant's obligation to pay office building operating expenses until Tenant's office space is restored by Landlord and Tenant.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 8 of Lease

        (b)    Partial destruction, rent abatement, and restoration.    If Tenant's office space is partially destroyed or damaged by fire or other hazard so that it can be only partially used by Tenant for the purposes allowed in this lease and if this lease is not terminated as provided in subparagraph (d) below, there shall be a partial abatement of Tenant's rent and Tenant's obligation to pay office building operating expenses which fairly and reasonably corresponds to the time and extent to which Tenant's office space cannot reasonably be used by Tenant.

        (c)    Restoration.    Landlord's obligation to restore shall be limited to the condition of the leased premises existing prior to the casualty. Landlord shall proceed with diligence to restore Tenant's leased premises. During restoration, Tenant shall continue business to the extent practical in Tenant's reasonable judgment.

        (d)    Lease termination.    If Tenant's office space or the office building is so badly damaged that restoration and repairs cannot be completed within 6 months after the fire or casualty, then this lease may be terminated as of the date of the destruction by either Landlord or Tenant by serving written notice upon the other. Termination notice must be delivered within 30 days after the casualty.

17.1.    CONDEMNATION.    If any part of Tenant's office space is taken by condemnation or by deed in lieu of condemnation by any governmental authority, this lease shall terminate one day prior to such taking. If any part of the office building's parking lot is so taken, Tenant's right to use such portion shall terminate one day prior to such taking; and Tenant's rent shall be reduced only to the extent that such partial taking reduces the fair market value of Tenant's office space. Landlord shall pay all costs associated with construction reasonably necessary to render the leased premises usable for Tenant's permitted purposes after such partial taking. All compensation awarded for any partial or total taking of the office building shall be the property of Landlord. If Landlord has received written notice of intent to condemn, Tenant shall upon 10 days written request by Landlord execute an acknowledgment that the lease terminates one day prior to the condemnation of deed in lieu of condemnation and that Tenant claims no interest in the condemnation award. Landlord shall have no interest in any monies paid by the condemning authorities to Tenant for moving costs or for the other personal property within the leased premises (excluding leasehold improvements) if a separate award for such items is made to Tenant.

18.1.    DEFAULT BY LANDLORD.    Tenant, as its sole remedy, shall be entitled to recover actual (but not exemplary or speculative) damages if: (1) Landlord fails to pay or credit against future rents any sum due and owing to Tenant by Landlord within 30 days after written demand from Tenant, or (2) Landlord remains in default on any other obligation for 30 days after receipt of Tenant's written demand for performance. However, Landlord shall not be in default from Tenant if Landlord promptly commences to cure such noncompliance and diligently proceeds in good faith to cure same after receiving written notice of such default. If taxes and utilities are not timely paid, Tenant may pay same to the extent it is necessary to avert foreclosure or cutoff. If Landlord fails to perform any covenant, term or condition of this lease that Landlord is obligated to perform and, as a consequence of such nonperformance, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of Landlord's equity in the office building. Landlord shall have no liability whatsoever for any deficiency, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures as a result of such judgment.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 9 of Lease

19.1.    DEFAULT BY TENANT.    The occurrence of any of the following shall constitute a default by Tenant: (1) failure to pay monthly base rent and estimated common expenses within 3 days after its due date; (2) failure to pay any other sum due by Tenant under this lease within 7 days after written demand therefor by Landlord; (3) failure to vacate on or before the last day of the lease term, renewal term, or extension period; (4) failure to pay rent in advance on a daily basis in the event of unlawful holdover by Tenant; (5) unauthorized early move-out or notice of same as set forth below; (6) acquisition of Tenant's interest in this lease by a third party by judicial or non-judicial process; or (7) failure to comply with any other provision of this lease or any other lease with Tenant (including rules) within 10 days after written demand by Landlord; (8) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors: (9) Tenant shall desert or vacate any portion of the office space; (10) the business operated by Tenant ceases to operate for more than 7 consecutive days: or (11) Tenant shall do or permit to be done anything which creates a lien upon the office space or any other portion of the office building.

19.2.    LANDLORD'S REMEDIES.    If Tenant defaults, Landlord may, without any further notice, exercise any or all remedies set forth below in addition to any other remedies available to Landlord at law or in equity:

        (a)    Perform on behalf of Tenant.    Landlord may enter the office space by force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease.

        (b)    Door Locks.    Landlord shall be entitled to change or modify door locks on all entry doors of Tenant's office space and expel or remove Tenant and any other person who may be occupying the office space or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor with or without having terminated this lease. Tenant shall be entitled to a key or to reentry only when all such defaults are cured; provided, however, Landlord shall immediately thereafter post a notice on the primary entry door to Tenant's office space, stating that Landlord has exercised such lockout rights. No other notice requirements or lockout laws shall apply. If Tenant moves out or abandons Tenant's office space, Landlord may permanently change the locks without notice to Tenant, and Tenant shall not be entitled to a key or to reentry.

        (c)    Utilities and services.    Landlord may terminate all or any utilities and services that are furnished by Landlord.

        (d)    Acceleration.    Landlord may accelerate all rent for the remainder of the lease term and such accelerated rent shall be due and payable upon delivery of a notice of acceleration to Tenant. Such acceleration rights are in consideration of the rents for the entire term being payable in monthly installments rather than in one lump sum at the beginning of the lease term. If Tenant has already vacated the leased premises, notice of acceleration may be delivered to Tenant pursuant to paragraph 29.1. Liability for additional rents accruing in the future (over and above any base rents) shall not be waived by such acceleration.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 10 of Lease

        (e)    Termination of possession.    Landlord may terminate Tenant's right of possession (without terminating this lease), and Landlord shall be entitled to immediate possession of the leased premises without termination of Tenant's obligations under the lease. Landlord's repossession shall not be considered an election to terminate this lease unless written notice of such intention to terminate is given to Tenant by Landlord. Commencement of an eviction lawsuit shall not preclude other Landlord remedies under this lease or other laws. If Landlord terminates Tenant's right of possession without terminating this lease and Tenant's space is re-leased, Tenant shall pay upon Landlord's demand the following: (1) all costs of re-letting (which in no event shall be less than one month's rent), including leasing commissions, rent concessions (whether in the form of assuming or buying out lease remainders elsewhere, free rent for a period of time, or reduced rent rates), utilities during the vacancy, advertising costs, administrative overhead, and all costs of repair, remodeling, or redecorating for replacement tenants in Tenant's office space, (2) all rent and other indebtedness due from Tenant to Landlord through the date of termination of Tenant's right of possession, and (3) all rent and other sums required to be paid by Tenant during the remainder of the entire lease term subject to the acceleration paragraphs above.

        (f)    Termination of lease.    Landlord may terminate this lease (as contrasted to termination of possession rights only). Upon such termination Tenant will be liable for and will pay to Landlord the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the then present value of the difference between (i) the total rental plus Tenant's pro rata share of building operating expenses for the remaining portion of the Lease Term (had such term not been terminated by Landlord, and (ii) the then fair rental value of the office space for such period. It is agreed by the parties that the actual damages which might be sustained by Landlord by reason of Tenant's default are uncertain and difficult to ascertain, and it is further agreed that the damages calculated in accordance with this paragraph would be reasonable and just compensation for such default and Tenant hereby promises to pay and Landlord hereby agrees to accept such sum as liquidated damages and not as a penalty in the event of such default.

        (g)    Damages.    Landlord may recover actual damages incurred.

20.1.    LIEN FOR RENT.    Tenant gives to Landlord a contractual lien on all of Tenant's property which may be found on the leased premises to secure payment of all monies and damages owed by Tenant under the lease. Such lien also covers all insurance proceeds on such property. Tenant shall not remove such property while rent or other sums remain due and unpaid to Landlord and such property shall not be removed until all Tenant obligations under the lease have been complied with. This lien is in addition to Landlord's statutory lien under Section 54.021 of the Texas Property Code. If Tenant is in default for nonpayment of rent or any other sums due by Tenant, Landlord's representatives may peacefully enter the leased premises and remove and store all property. If Landlord removes any property under this lien, Landlord shall leave the following information in a conspicuous place inside Tenant's office space: (1) written notice of exercise of lien, (2) a list of items removed (3) the name of Landlord's representative who removed such items and (4) the date of such removal. Landlord shall be entitled to reasonable charges for packing, removing, or storing abandoned or seized property, and may sell same at public or private sale (subject to any properly recorded chattel mortgage or recorded financing statement) after 30 days' written notice of time and place of sale is given to Tenant by certified mail, return receipt requested. Upon request by Landlord, Tenant shall acknowledge the above lien rights by executing a UCC-1 form or similar form reflecting same.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 11 of Lease

21.1.    ATTORNEY'S FEES, INTEREST, AND OTHER EXPENSES.    If Tenant or Landlord is in default and if the non-defaulting party places the lease in the hands of an attorney in order to enforce lease rights or remedies, the non-defaulting party may recover reasonable attorney's fees from the defaulting party even if suit has not been filed. In any lawsuit enforcing lease rights, the prevailing party shall be entitled to recover reasonable attorney's fees from the non-prevailing party, plus all out-of-pocket expenses. Trial shall be to court only; and all parties waive jury trial. All delinquent sums due by Landlord or Tenant shall bear interest at the maximum lawful rate of interest, compounded annually, from date of default until paid, plus any late payment fees. Late payment fees as set forth in paragraph 3.2 shall be considered reasonable liquidated damages for the time, trouble, inconvenience, and administrative overhead expense incurred by Landlord in collecting late rents, such elements of damages being uncertain and difficult to ascertain. Late payment fees shall not be liquidated damages for attorney's fees or for Landlord's loss of use of such funds during the time of delinquency.

22.1.    NONWAIVER.    The acceptance of monies past due or the failure to complain of any action, non-action, delayed payment, or default, whether singular or repetitive, shall not constitute a waiver of rights or obligations under the lease. Landlord's or Tenant's waiver of any right or any default shall not constitute waiver of other rights, violations, defaults, or subsequent rights, violations, or defaults under this lease. No act or omission by Landlord or Landlord's agents shall be deemed an acceptance or surrender of the leased premises and no agreement by Landlord to accept a surrender of the leased premises shall be valid unless it is in writing and signed by a duly authorized agent of Landlord.

23.1.    BUILDING RULES.    Landlord's rules for the office building are attached as Exhibit F-2 and are subject to reasonable change if the changes are applicable to all tenants of the office building. Separate parking rules are contained in Exhibit F-1.

24.1.    TRANSFER OF OWNERSHIP BY LANDLORD.    If Landlord transfers ownership of the office building (other than as security for a mortgage) and if Landlord has delivered to the transferee all of Tenant's security deposits and any prepaid rents, Landlord shall be released from all future liability under the lease; and such transferee shall become liable as Landlord. Such right to be released of liability shall accrue to subsequent owners only if such transfer is in good faith and for consideration.

25.1.    MORTGAGES.    Unless otherwise provided in this lease, Tenant shall subordinate and attorn to mortgage liens now or hereafter on the office building. Tenant agrees to execute, from time to time, documentation therefor which is necessary in the reasonable judgment of Landlord. This lease shall be subordinate to all existing and future mortgages. However, such mortgagees may at any time subordinate their lien to this lease by filing a subordination notice in the county real property records without necessity of notice to Tenant. Tenant waives and holds any mortgagee or holder of a security interest harmless from all claims of Tenant against Landlord arising prior to such mortgagee succeeding to the Landlord's ownership interest in the property.

26.1.    SURRENDER OF PREMISES.    When Tenant moves out, Tenant shall surrender Tenant's office space in the same condition as on the date of lease commencement by Tenant (as changed or improved from time to time in accordance with this lease), less ordinary wear. Removal of property from the leased premises is subject to paragraph 14.1. Upon surrender, Tenant shall provide Landlord with all of Tenant's keys to the Leased Premises and the combination to all safes and vaults, if any in the Leased Premises.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 12 of Lease

27.1.    HOLDING OVER.    If Tenant remains in possession of the leased premises after the expiration or mutually agreed termination date of this lease, without the execution by Landlord and Tenant of a new lease or a renewal or extension of this lease, then (1) Tenant shall be deemed to be occupying the leased premises as a tenant-at-sufferance on a daily basis, subject to all obligations of the lease, (2) Tenant shall pay rent for the entire holdover period at a rate equal to the rental herein provided plus 50% of such amount, (3) Tenant shall be subject to all other remedies of Landlord as provided in paragraph 19.2, and (4) Tenant shall indemnify Landlord and/or prospective tenants for damages, including lost rents, storage expenses, and attorney's fees. Holdover rents shall be immediately due on a daily basis and delinquent without notice or demand; the prior written notice and waiting period requirements of this lease shall not be necessary in order for Landlord to exercise remedies for Tenant's failure to timely pay holdover rent.

28.1.    SIGNS AND BUILDING NAME.    Except for standard suite signage and building directory listings, there shall be no signs, symbols, or identifying marks on or in the building, halls, elevators, staircases, entrances, parking areas, landscape areas, doors, walls, or windows without prior written approval of Landlord. If the lease term is less than 12 months, the cost of initial suite signage for Tenant's space and initial directory strips shall be at Tenant's expense. All signs or lettering shall conform to the sign and lettering criteria established by Landlord. Unless otherwise stated in the rules, suite signage and building directory changes shall be done exclusively by Landlord and at Tenant's expense. Landlord may remove all unapproved signs without prior written notice to Tenant and at Tenant's expense. Landlord may change the name of the building upon six months' written notice to Tenant.

28.2.    RELOCATION OF TENANT.    Upon at least 60 days' notice to Tenant, Landlord shall have the right to relocate Tenant within the building in lease space which is the same size or larger and usable for Tenant's intended use. Such relocation shall be made at Landlord's sole expense. Rent shall not be increased if the relocation office space is larger or better quality. The relocation date shall be contained in the relocation notice referred to above. Landlord shall not be liable to Tenant in connection with such relocation except for property damages caused by Landlord or Landlord's employees, agents, or contractors.

29.1.    NOTICES.    Whenever written notice is required or permitted under this lease, such notice shall be in writing and shall be either (a) hand delivered personally to the party being notified, (b) hand delivered to or inside such party's mailing address, (c) faxed to such party's facsimile number, or (d) mailed to such party's mailing address by certified mail, return receipt requested, postage prepaid. The mailing address of Landlord shall be the address to which Tenant normally mails or delivers the monthly rent unless Landlord notifies Tenant of a different address in writing. The mailing address of Tenant shall be Tenant's office space under this lease or such other address designated by Tenant in writing. However, if Tenant moves out, it shall be Tenant's last address known by Landlord. Hand delivered notice is required only when expressly required in the lease. Notice by non-certified mail is sufficient if actually received by the addressee or an employee or agent of addressee. The term "notice" shall be inclusive of notices, billings, requests, and demands.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 13 of Lease

30.1.    ESTOPPEL CERTIFICATES.    From time to time, upon 7 days' prior written request from Landlord, Tenant shall execute and deliver to Landlord the estoppel certificate attached as Exhibit G, or in such form as may reasonably be required by a prospective purchaser or lender. If any statement in the estoppel certificate form is contrary to the facts existing at the time of execution of such form, Tenant may correct same before signing. The estoppel certificate may be conclusively relied upon by Landlord and by any prospective lien holder or purchaser of the leased premises. If Tenant fails to comply with the foregoing by the end of such 7-day period, Tenant will be in default of this lease and Landlord may pursue an action against Tenant for damages (including consequential damages) or pursue any of the remedies available under paragraph 19.1 of this lease. If the estoppel certificate discloses the name and address of the entity that will be relying on the estoppel certificate, Tenant shall, during the 120 days following the date of the estoppel certificate, have the duty to give to such entity written notice of any default by Landlord.

31.1.    SUCCESSORS.    This lease shall bind and inure to the benefit of the parties, any guarantors of this lease, and their respective successors and assigns.

31.2.    LEASING AGENT COMMISSIONS.    No leasing commission shall be due by Landlord to any leasing agent other than Landlord's general leasing agent for the office building and Hill Partners Corporate Services, LLC. Tenant represents and warrants that, except for Hill Partners Corporate Services, LLC, Tenant has not dealt with and has not retained a broker and there are no claims for brokerage commissions or finder's fees in connection with Tenant's execution of this lease, other than Landlord's general leasing agent for the office building. Tenant shall indemnify Landlord against and defend and hold Landlord harmless from the cost and expense of any claims of any such brokers or other persons claiming a commission or some other form of recompense under Tenant in connection with this lease, including all expense incurred by Landlord in investigating and defending against such claims.

32.1.    BUILDING OPERATING EXPENSE.    In addition to the monthly base rent in paragraph 2.1, Tenant shall pay additional rent on a monthly basis, equivalent to Tenant's pro rata share of actual building operating expenses as per Exhibit C. Tenant's responsibility for payment of building operating costs shall only be for the costs in excess of the expense stop detailed in paragraph 2.1.

33.1.    REPRESENTATIONS AND WARRANTIES BY LANDLORD.    Landlord warrants that Landlord is the sole owner of the land and improvements that comprise the office building and that Landlord has full right to enter into this lease. Landlord's duties and warranties are limited to those expressly stated in this lease and shall not include any implied duties or implied warranties, now or in the future. No representations or warranties have been made by Landlord other than those expressly contained in this lease.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 14 of Lease

34.1.    REPRESENTATIONS AND WARRANTIES BY TENANT.    Tenant warrants to Landlord that (1) the financial statements of Tenant heretofore furnished to Landlord are true and correct to the best of Tenant's knowledge, (2) there has been no significant adverse change in Tenant's financial condition since the date of the financial statements, (3) the financial statements fairly represent the financial condition of Tenant upon those dates and at the time of execution hereof, (4) there are no delinquent taxes due and unpaid by Tenant, (5) Tenant and none of the officers or partners of Tenant (if Tenant is a corporation or partnership) have ever declared bankruptcy, and (6) Tenant shall, upon written request and within 45 days from the date of such request, furnish to Landlord a financial statement of Tenant's condition, which shall include a balance sheet, income statement and statement of cash flows, in a reasonably satisfactory form, and all such statements shall be originally signed and dated by Tenant or Tenant's agent and be current within 90 days. Tenant warrants that Tenant has disclosed in writing to Landlord all lawsuits pending or threatened against Tenant, and Tenant has made no material misrepresentation or material omission of facts regarding Tenant's financial condition or business operations. All financial statements must be dated and signed by Tenant. Tenant acknowledges that Landlord has relied on the above information furnished by Tenant to Landlord and that Landlord would not have entered into this lease otherwise.

35.1.    PLACE OF PERFORMANCE.    Unless otherwise expressly stated in this lease, all obligations under this lease, including payment of rent and other sums due, shall be performed in the county where the office building is located, at the address designated from time to time by Landlord.

36.1.    MISCELLANEOUS.    This lease contains the entire agreement of the parties. No other written or oral promises or representations have been made, and none shall be binding. This lease supersedes and replaces any previous lease between the parties on Tenant's office space, including any renewals or extensions thereunder. Except for reasonable changes in written rules, this lease shall not be amended or changed except by written instrument, signed by both Landlord and Tenant. Landlord's agents do not and will not have authority to (1) make exceptions, changes or amendments to this lease, or factual representations not expressly contained in this lease, (2) waive any right, requirement, or provision of this lease, or (3) release Tenant from all or part of this lease, unless such action is in writing. Multiple tenants shall be jointly and severally liable under this lease. Notices, requests, or agreements to, from, or with one of multiple tenants shall be deemed to be to, from, or with all such tenants. Under no circumstances shall Landlord or Tenant be considered an agent of the other. Non-substantial errors in space footage calculations shall entitle the parties to correct the rent figures in the lease and adjust previously paid rents accordingly, but not to terminate the lease. The lease shall not be construed against either party more or less favorably by reason of who drafted the lease or changes in the lease. Texas law applies. If any date of performance or exercise of a right ends on a Saturday, Sunday, or state holiday, such date shall be automatically extended through the next business day. Time is of the essence; and all performance dates, time schedules, and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided. If any provision of this lease is invalid under present or future laws, the remainder of this lease shall not be affected.

37.1.    GUARANTY.    The lease is not guaranteed by others.

37.2.    SPECIAL CONDITIONS.    Additional provisions of this lease are set forth in Exhibit J.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 15 of Lease

38.1.    EXHIBIT LIST.    The exhibits attached to this lease are listed below. All exhibits are a part of this lease except for those which have been lined out or which have been shown below as omitted.

Exhibit A	Floor Plan of Tenant's Office Space (paragraph 1.1)
Exhibit B	Legal Description of Office Building (paragraph 1.1)
Exhibit C	Building Operating Expense Pass-through Calculations (paragraphs 2.1 and 32.1)
Exhibit D	Acknowledgment of Lease (paragraph 4.2)
Exhibit E	Construction by Landlord (paragraph 5.1)
Exhibit F-1	Parking Rules (paragraphs 9.2 and 23.1)
Exhibit F-2	Building Rules (paragraph 23.1)
Exhibit G	Estoppel Certificate (paragraph 30.1)
Exhibit H	Lease Guaranty (paragraph 37.1)
Exhibit I	Corporate Resolution Authorizing Lease or Guaranty (paragraphs 37.1 and 39.1)
Exhibit J	Special Conditions (paragraph 37.2)
Exhibit K	Rough-Sketch Drawing (paragraph 5.1)

39.1.    TENANT SIGNATURE REQUIREMENTS.    Tenant is (    ) an individual, (    ) several individuals, (    ) a general partnership, (    ) a limited partnership, (    ) a joint venture, (    ) an unincorporated association, (    ) a professional corporation, (    ) a professional association, or (X) a corporation (check one). Such partnership, joint venture, unincorporated association, or corporation is organized or chartered under the laws of the State of Texas. Tenant's name stated at the beginning of this lease (    ) is or (    ) is not an assumed name. If so, an assumed name certificate has been or will be filed by Tenant with the appropriate authorities. Tenant shall disclose to Landlord the names and addresses of all partners or venturers of Tenant if Tenant is a partnership or joint venture. If Tenant or Guarantor is a corporation, corporate resolutions shall be executed on the form in Exhibit I.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 16 of Lease

39.2.    LEASE DATES AND AUTHORITY TO SIGN.    The effective date of this lease is                        ,    . The names and signatures of all parties are shown below; and all persons signing have been duly authorized to sign.

LANDLORD	TENANT
SYNERGY CENTER NORTH	UNI-PIXEL DISPLAYS, INC.
Printed name of Landlord	Printed name of Tenant
Daniel Cohen, By Lily Saad, Attorney-In-Fact	James Tassone
Printed name of person signing	Printed name of person signing
/s/ Lily Saad	/s/ James Tassone

Signature of person signing	Signature of person signing
President of First Metro Management, Inc., general partner of First Metro Limited Partnership dba Synergy Center North	Chief Financial Officer
Title of person signing	Title of person signing
12/13/04	12/8/04
Date signed (Please initial all pages and exhibits)	Date signed (Please initial all pages and exhibits)
Mailing address of Landlord for notice purposes under this lease:	Mailing address of Tenant for notice purposes under this lease:
First Metro Limited Partnership dba Synergy Center North 11940 Jollyville Road, Suite 300-S Austin, Texas 78759	11940 Jollyville Rd. Suite 200-N, Austin, TX 78759
(512) 219-7717	(512) 219-9551	(512) 868-6609	(512) 868-6649
Telephone number	Fax number	Telephone number	Fax number
Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 17 of Lease

EXHIBIT A

FLOOR PLAN OF TENANT'S OFFICE SPACE
(See paragraph 1.1 of lease)

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 1 of Exhibits

EXHIBIT B

LEGAL DESCRIPTION OF OFFICE BUILDING
(See paragraph 1.1 of lease)

        Lot 1, Resubdivision of Lot 2, Block "B", Columbia Oaks, a subdivision in Travis County, Texas according to the map or plat thereof, recorded in Volume 97, Page 108 of the Plat Records of Travis County, Texas.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 2 of Exhibits

EXHIBIT C

BUILDING OPERATING EXPENSE PASSTHROUGH CALCULATIONS
(See paragraphs 2.1 and 32.1 of lease)

        "ESTIMATED" PRORATA BUILDING OPERATING EXPENSES. On or before the beginning of each calendar year, Landlord shall calculate the estimated building operating expenses for that calendar year, according to the criteria in subparagraph (c) below. One-twelfth of Tenant's pro rata share of estimated building operating expenses which are in excess of any expense stop shall be due on the first of each month as additional rent.

        YEAR-END ADJUSTMENT FOR OVERPAYMENT OR UNDERPAYMENT BY TENANT BECAUSE OF DIFFERENCES BETWEEN "ESTIMATED" AND "ACTUAL" BUILDING OPERATING EXPENSES. After each calendar year of the lease term and renewal or extension periods, Landlord shall determine the actual building operating expenses for that calendar year. If it is then determined that actual building operating expenses were less than estimated expenses and that Tenant's monthly payments of estimated expenses over Tenant's expense stop figure were too much, Landlord shall promptly refund to Tenant the excess amount paid by Tenant. If it is determined that actual building operating expenses were more than estimated expenses and that Tenant's monthly payments of estimated expenses over Tenant's expense stop figure were insufficient, Landlord shall invoice Tenant for the amount of Tenant's underpayment. Payment thereof shall be due upon delivery of invoice to Tenant. The foregoing calculations and adjustments may also be made one or more times during the calendar year, at Landlord's option.

        DEFINITION OF BUILDING OPERATING EXPENSES. Building operating expenses for each calendar year shall include the following expenses incurred by Landlord in its operation of the building: all ad valorem taxes, assessments and related government charges becoming due on the office space; and on-site personal property leased or owned by Landlord and used in operation of the office space in such period; utilities; premiums for fire, extended coverage, vandalism, and liability insurance on the building and personal property used in building management; landscape expenses; janitorial expenses; window cleaning; supplies; painting and other maintenance expenses; licenses; permits; advertising of the building; maintenance salaries and bonuses; payroll taxes; management office overhead and management fees; and all other managerial and operating expenses which are reasonably related to the operation of the building and utilities serving same. No such category shall include more than 12 months' worth of expenses. Building operating expenses shall also include the following improvements if amortized over the useful life of such improvements for IRS purposes together with interest at 12% per annum on the unamortized cost: (i) improvements to reduce operating expenses, (ii) improvements required by governmental agencies following completion of the building, and (iii) carpeting, floor covering, draperies, and wall coverings for the common areas of the building. Building operating expenses shall be calculated on an accrual basis in accordance with generally accepted accounting principles, consistently applied. The word "building" as referred to above shall include the building, parking areas, parking garage (if any), and common areas.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 3 of Exhibits

        Building operating expenses shall not include: principal and interest payments on mortgages; depreciation or improvements which IRS requires to be depreciated (except as provided above); expenses of repairing damage covered by fire, vandalism, flood, and extended coverage insurance; any expense paid or reimbursed from insurance proceeds; costs of repairing damage for which Landlord is entitled to reimbursement from others, unless it is not economically reasonable to recover or attempt to recover such reimbursement; remodeling costs for new or existing tenants; common area improvements or personal property required by other tenants to be made, purchased, or furnished to such tenants; common area improvements or personal property required by other tenants to be made, purchased, or furnished to such tenants; any utility and air conditioning or heating costs or other expenses which are separately billed to specific tenants; franchise and income taxes of Landlord; leasing commissions; expenses of marketing vacant space in the building; legal fees relating to a specific tenant; structural repairs to roof, foundation, and walls; asbestos removal; installation of sprinklers, fire alarms, and smoke detector systems; and expenses which Landlord is reimbursed for from other parties.

        If utilities and taxes included in "Building Operating Expense" are not payable, billed or otherwise due so as to allow an accurate calculation of said factors annually, then Landlord, in its reasonable discretion, may estimate and pro rata said expenses on an annual basis, and said factors shall be properly adjusted by Landlord when they actually become due and payable. Otherwise, expenses must be supported by invoice and actually paid.

        DEFINITION OF PRORATA SHARE. Tenant's pro rata share of estimated and actual building operating expenses is the percentage result of dividing "Tenant's rentable area" (which is set forth in paragraph 1.3) by the total rentable area in the entire building.

        DELAY IN IMPLEMENTATION. At Landlord's option, adjustments may be delayed. Landlord's delay in implementing such adjustments shall not waive Landlord's right thereto, and the most recent monthly rent figures shall continue to be paid during such delay. If Landlord delays in timely calculating adjustments, such adjustments shall be retroactive to the respective date on which Landlord had a right to make such adjustment; and such delayed rent adjustments shall become due upon written notice to Tenant.

        EXAMINATION OF RECORDS. Upon reasonable notice, Tenant may examine Landlord's accounting records for retail center operating expenses and other data used in calculating additional rents or rent adjustments. Such examination shall be during normal business hours and must be performed in Landlord's office within sixty (60) days one after delivery of a statement by Landlord to Tenant pertaining to the portion of the retail center operating expenses being audited, thereafter, Tenant will be deemed to have waived any future right of examine or audit the retail center operating expenses. Landlord shall promptly credit to Tenant any overpayment or Tenant shall promptly pay to Landlord any deficiency, as the case may be, which is established by such unit.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 4 of Exhibits

EXHIBIT D

ACKNOWLEDGEMENT OF LEASE
(See paragraph 4.2 of lease)

        The undersigned parties acknowledge that the lease described below is in full force and effect and that Tenant has taken possession of the space.

Effective Date of Lease
Landlord	Synergy Center North
Tenant	Uni-Pixel Displays, Inc.
Building name	Synergy North
Suite No	200-N
Building address	11940 Jollyville Road
City/County/State/Zip	Austin, Travis County, Texas 78759
Legal description of property	Lot 2, Block "B", Columbia Oaks, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 81, Page 41 of the Plat Records of Travis County, Texas.

        The commencement date, the annual anniversary date, and the ending date of the initial lease term as defined in paragraph 4.1 of above lease are as follows:

Commencement date (month, day, year)	December 15, 2004
Annual anniversary date (month, day)	January 1
Ending date (month, day, year)	January 31, 2006

        The parties acknowledge that the lease has not been amended or modified and that this acknowledgment may be filed of record with the Texas Secretary of State or the county where the building is located in order to record (1) Tenant's possession rights to the leased premises, and (2) Landlord's contractual landlord lien rights over all personal property therein and any security deposit posted by Tenant. The entire lease is hereby affirmed and incorporated herein. The lease will cease to be an encumbrance to Landlord's title if Landlord files an affidavit of record, stating that Tenant no longer occupies the premises and that Tenant's right of possession has been lawfully terminated.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 5 of Exhibits

TENANT	LANDLORD
UNI-PIXEL DISPLAYS, INC.	SYNERGY CENTER NORTH
Printed name of Tenant	Printed name of Landlord
James Tassone	Daniel Cohen, By Lily Saad, Attorney-In-Fact
Printed name of person signing	Printed name of person signing
/s/ James Tassone	/s/ Lily Saad

Signature of person signing	Signature of person signing
Chief Financial Officer	President of First Metro Management, Inc., general partner of First Metro Limited Partnership dba Synergy Center North
Title of person signing	Title of person signing
12/9/04	12/13/04
Date signed	Date signed
Mailing address of Tenant for notice purposes under this lease:	Mailing address of Landlord for notice purposes under this lease:
11940 Jollyville Rd. Suite 200-N, Austin, TX 78759	First Metro Limited Partnership dba Synergy Center North 11940 Jollyville Road, Suite 300-S Austin, Texas 78759
(512) 868-6609	(512) 868-6649	(512) 219-7717	(512) 219-9551
Telephone number	Fax number	Telephone number	Fax number
Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 6 of Exhibits

EXHIBIT E

DESCRIPTION OF LANDLORD'S WORK AND TENANT'S WORK, AND CONSTRUCTION PROCEDURES
(See paragraph 5.1 of lease)

        Responsibility for improvements to the subject property is in accordance with this exhibit. Check either "Landlord to perform" or "Tenant to perform" and comment as necessary.

	Landlord to perform	Tenant to perform	Comment
Touch up paint in lease space.	X
Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 7 of Exhibits

EXHIBIT F-1

OFFICE BUILDING PARKING RULES
(See paragraph 9.2 of lease)

        It is the desire of Landlord to maintain and operate the parking areas in an orderly manner. The following rules and regulations apply to all tenants in the building and their agents, employees, family, licensees, invitees, visitors, and contractors unless otherwise stated. Landlord reserves the right to rescind these rules, make reasonable changes, or make other reasonable rules and regulations for the safety, care, and cleanliness of the parking areas and for the preservation of good order.

1.    TRAFFIC SIGNS.    All persons parking in the parking areas shall observe posted signs and markings regarding speed, stop signs, traffic lanes, reserved parking, no parking, parking stripes, etc.

2.    TENANT EMPLOYEE AND CUSTOMER PARKING.    Tenants and their employees and customers may park without charge. Landlord reserves the right to utilize any reasonable system by which building tenants may pay for parking of their guests or customers.

3.    TRASH.    All persons parking in the parking areas shall refrain from throwing trash, ashtray contents, or other debris on the garage floor or parking areas.

4.    FLAT TIRES.    All vehicle owners and all persons parking in the parking garage or parking areas shall be responsible for promptly repairing flat tires or other conditions of the vehicle which cause unsightliness in the reasonable judgment of Landlord.

5.    REMOVAL OF UNAUTHORIZED VEHICLES.    If vehicles are blocking driveways or passageways or parked in violation of these rules and regulations or state statutes, Landlord may exercise vehicle removal remedies under Article 6701g-1 and 6701g-2 upon compliance with statutory notice.

6.    SECURITY.    Landlord shall use reasonable diligence in the maintenance of existing lighting in the parking areas. Landlord shall have no duty for additional lighting or any security measures in the parking areas. If Tenant is aware of any light that has burned out or otherwise ceased to function properly, Tenant shall notify Landlord within a reasonable amount of time.

7.    PARKING OF EMPLOYEE VEHICLES.    Landlord may from time to time designate specific areas in which vehicles owned by Tenant and Tenant's employees, sub lessees, assignees, licensees, and concessionaires shall be parked. Tenant shall use best efforts to see that such vehicles are parked in such areas. Upon request by Landlord, Tenant shall furnish Landlord a complete list of license numbers of all vehicles operated by Tenant and the above listed persons. Landlord may charge reasonable parking fees for such vehicles not parked in the designated areas.

8.    PARKING OF TRUCKS AND DELIVERY VEHICLES.    Without Landlord's prior written approval, no trailers or large trucks may be parked in the parking areas except for temporary loading or unloading. Service and delivery vehicles may be parked in loading zones only when necessary.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 8 of Exhibits

EXHIBIT F-2

OFFICE BUILDING RULES
(See paragraphs 9.2 and 23.1 of lease)

Landlord desires to maintain in the building the highest standard of dignity and good taste consistent with comfort and convenience for all tenants. Any action or condition not meeting this high standard should be reported directly to the building manager. Cooperation by all tenants will be sincerely appreciated. The following rules and regulations apply to all tenants in the building and their agents, employees, family, licensees, invitees, visitors, and contractors unless otherwise stated. Pursuant to paragraph 23.1 of the lease, Landlord reserves the right to rescind these rules, make reasonable modification thereto, and make other reasonable rules and regulations for the safety, care, and cleanliness of the building and for the preservation of good order.

1.    DELIVERIES AND MOVEMENT OF FURNITURE.    Movement into or out of the building of furniture, equipment shall be restricted to hours, stairways, and elevators designated by Landlord. Unless Landlord notifies Tenant otherwise, only the freight elevator may be used for such purposes, and such elevator may be used only during regular business hours without prior approval of Landlord. All such movement and delivery shall be under the supervision of the building manager and carried out in a manner agreed between Tenant and the building manager, by prearrangement. Prearrangement shall include time, method, routing, and any limitations imposed for reasons of safety or non-disturbance of others. The hold harmless and indemnification provisions of paragraph 12.2 shall apply to the foregoing. Landlord may require that movement of furniture or equipment which interferes with normal building traffic shall be made at hours other than normal business hours.

2.    OBSTRUCTION OF PASSAGEWAYS.    None of the passageways, outside entries, exterior doors, elevators, hallways, or stairways shall be locked or obstructed. No rubbish, trash, litter, or materials of any nature may be emptied or thrown into these areas. These areas may be used only for ingress and egress.

3.    DOORS AND DOORLOCKS.    When Tenant's corridor doors are not in use, Tenant shall use its best efforts to keep them closed on all floors where Tenant is a partial tenant on the floor. No additional locks shall be placed on any doors in Tenant's office space without written consent of Landlord. Tenant shall not change, alter, or replace locks provided by Landlord on doors in the building, except with written permission of the building manager. All necessary keys shall be furnished by Landlord, and Landlord shall be entitled to have a key for every door in Tenant's office space. Tenant shall surrender all keys upon termination of Tenant's right of occupancy; and at such time, Tenant shall give Landlord the combination to all vaults or combination locks remaining in Tenant's office space after surrender by Tenant.

4.    SAFES.    Safes and other heavy articles shall be carried onto the leased premises only at such times and in such manner as prescribed by Landlord. Landlord shall have the right to specify weight limitations and positioning of safes or other heavy articles. Any damage done to the building by installation, presence, or removal of a safe or other article owned or controlled by Tenant on the leased premises, shall be paid for by Tenant.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 9 of Exhibits

5.    REMOVAL OF FURNITURE.    Removal of furniture or equipment from Tenant's office space shall require presentation of written authorization by an authorized representative of Landlord. Security guards, watchmen, janitors, and other building employees will have the right to challenge all persons leaving the building with such items.

6.    INSTALLATION AND REPAIR WORK.    Tenant shall refer all contractors, contractors' representatives, and installation technicians who render any service on or to Tenant's office space, to the building manager for approval and supervision before performance of any service. This provision shall apply to all work performed in the building, including installation of telephones, electrical lines, and other electrical devices where such installation affects the floors, walls, woodwork, trim, windows, ceilings, mechanical equipment, or any other part of the building. If Tenant desires telephone or other electronic connections, Tenant shall notify Landlord; and Landlord shall then direct installation servicemen as to where and how wires may be introduced. Without such directions, no such installations shall be permitted.

7.    HAZARDOUS MATERIALS.    Tenant shall not place or install, on the leased premises or any part of the building, any explosive, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive, or hazardous materials without written consent of the building manager. Tenant shall not operate electric space heaters, stoves, engines, or other equipment not typical of an office building without written consent of the building manager.

8.    ENTRY BY LANDLORD.    Landlord shall have the right to enter for the purposes set forth in paragraph 9.1 of the lease at all times.

9.    PLUMBING.    Plumbing fixtures and appliances shall be used only for the purposes for which they were constructed. No sweeping, rubbish, rags, or other unsuitable materials may be thrown or placed in plumbing fixtures or appliances. The cost of any stoppage or damage resulting from negligence or improper use of these fixtures and appliances by Tenant or Tenant's agents, employees, family, invitees, licensees, or visitors shall be paid for by the Tenant.

10.    WINDOWS.    Tenant shall not allow windows within Tenant's office space to be opened at any time, except in emergencies. Nothing shall be thrown out of the windows of the building or down the stairwells or other passages. Landlord reserves the right to cause any or all windows of the building to be locked, sealed, closed, or otherwise made inoperable, or to install permanent or temporary screens thereon, and to include the cost thereof with the operating expenses of the building.

11.    THEFT AND DAMAGES.    Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from Tenant's office space or from the public areas of the building, regardless of whether such loss occurs when the area is locked against entry. Landlord will not be liable to Tenant, or Tenant's employees, customers, or invitees for any damages or losses to persons or property caused by other Tenants in the building or for damages or losses caused by theft, burglary, assault, vandalism, or other crimes, except to the extent any such damages are caused by or result from Landlord's willful misconduct or caused by negligence and the damage is not covered by Tenant's insurance. Owner shall not be liable for personal injury or loss of Tenant's property from fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosions, or interruption of utilities unless such injury or damage is caused by negligence of Landlord. LANDLORD STRONGLY RECOMMENDS THAT TENANT SECURE TENANT'S OWN INSURANCE TO PROTECT AGAINST THE ABOVE OCCURRENCES.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 10 of Exhibits

12.    ANIMALS.    No birds, fowl, or animals (except guide dogs for handicapped persons) shall be brought into or kept in or about the building or common areas.

13.    BICYCLES AND OTHER VEHICLES.    No bicycles, motorcycles, or similar vehicles shall be allowed in the building. No trailers or large trucks may be parked in the building parking areas except for temporary loading or unloading.

14.    RESIDENTIAL USE.    No sleeping, cooking, clothes cleaning, or laundering is permitted on the leased premises without written consent of Landlord.

15.    INTOXICATION.    Landlord reserves the right to exclude or expel from the building any person who in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any rules of the building.

16.    DISTURBANCES.    Tenant shall not obstruct, disturb, or interfere with the rights of other Tenants or occupants or in any way injure or annoy them. Tenant shall not make any noises by any means which, in the reasonable judgment of Landlord, are likely to disturb other Tenants or occupants of the building.

17.    COMPLIANCE WITH SAFETY AND SANITATION LAWS.    Tenant shall comply with all laws relating to fire, safety, and sanitation, and shall comply with any requirements of Landlord's insurance company with respect to fire prevention, safety standards, and sanitation.

18.    CLEANING.    Tenant shall not employ any person or persons without written consent of Landlord, for the purpose of cleaning or maintaining of the leased premises. Tenant shall cooperate with Landlord's employees, agents, and cleaning personnel in keeping Tenant's premises neat and clean. Any special cleaning requested by Tenant and performed by Landlord or Landlord's employees, agents, or contractors shall be paid for by Tenant.

19.    SOLICITING    Canvassing, soliciting, or peddling in the building is prohibited without written permission of Landlord, and Tenant shall cooperate to prevent same.

20.    SIGNS.    No signs, fixtures, or notices of any kind may be displayed except by written consent of Landlord. All signs shall conform to the requirements of paragraph 28.1 of the lease.

21.    NOTICE OF PERSONAL INJURIES OR UTILITY OR MECHANICAL PROBLEMS.    Tenant shall give prompt notice to the building manager, to the best of Tenant's knowledge, of any significant accidents involving injury to persons or property, including plumbing, electrical, heating, air conditioning, stairwell, corridor, and elevator problems and/or personal injury and property damage caused thereby.

22.    REQUESTS BY TENANT.    Except in emergencies, requests by Tenant shall be attended to only after written request by Tenant to the building management. Landlord's employees are not allowed to perform or do anything outside their regular duties unless pursuant to special orders from Landlord. Tenant may not contract with Landlord's employees for the performance of paid or free services to Tenant. If, at the request of Tenant, Landlord or Landlord's agents furnish services, goods, labor, or material to Tenant which are not required to be furnished by Landlord under this lease, Tenant shall pay for same upon delivery of a written statement therefor to Tenant.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 11 of Exhibits

23.    BUILDING ACCESS.    Landlord shall not be liable for damages for any good faith error with regard to admission or exclusion from the building of any person. In case of fire, destruction, invasion, mob, riot, or other commotion, Landlord reserves the right to prevent access to the building by closing the doors or otherwise.

24.    REQUEST FOR EXTRA AIR CONDITIONING.    Requests for heating or air conditioning before or after the hours of operation stated in paragraph 7.1 of the lease must be received at the management office at least 24 hours in advance.

25.    LEASE PROVISIONS REGARDING TENANT'S CONDUCT.    Tenant shall comply with all the provisions of paragraph 9.2 regarding parking and paragraph 10.1 regarding occupancy, nuisance, and hazards.

26.    ELEVATORS.    Landlord shall not be liable for damages from stoppage of elevators for repair, service, or improvements. Nor shall Landlord be liable for delays of any duration in connection with elevator repair, service, or improvements.

Synergy North	Landlord	/s/ LS

Tenant Name	Tenant	/s/ JT

Filename: Exhibit 6.5 Form 10-SB (Austin Lease) v2.DOC	Guarantor

Page 12 of Exhibits

EXHIBIT G

ESTOPPEL CERTIFICATE
(See paragraph 30.1 of lease)

        The purpose of this certificate is to confirm the current status of matters relating to the lease described below. It is for the benefit of the owner or prospective purchaser or mortgagee of the building in which the leased premises are located.

        1.     The undersigned is the Tenant under a lease between                        , as Landlord, and                        , as Tenant, dated                        on leased premises locally known as the                        building and located at                        , in                        , Texas. A copy of the fully executed lease and any amendments or modifications thereto is attached. There are no other modifications or amendments to the above described lease. The dates of any amendments or modifications are: (put "none" if inapplicable)                         .

        2.     There are no unfulfilled written or verbal promises, representations, or warranties by Landlord.

        3.     There are no subleases of the leased premises or any portions thereof.

        4.     The lease (together with any amendments or modifications referred to above) is in good standing and in full force and effect. Landlord is not in default. Tenant agrees to give notice of any Landlord default to any purchaser or lender making written requests to Tenant for same.

        5.     Except for rents (if any) which may be due under the lease for the current month, there are no rents or other charges which have been prepaid by the undersigned Tenant to Landlord under the lease other than the following:

        6.     The amount of security deposit currently posted by Tenant with Landlord is $                        in the form of (    ) cash or (    ) an irrevocable, unconditional letter of credit issued by                        in favor of Landlord which is still valid.

        7.     Tenant acknowledges that the space being leased consists of                        rentable square feet according to the lease, that the improvements to be constructed by Landlord have been satisfactorily completed, that the lease space has been accepted by Tenant, that Tenant now occupies the lease space, and that the commencement date for the lease term was                         .

        8.     There are no rents which are due and unpaid. Rents are fully paid (if required by the lease) through the last day of the month in which this estoppel certificate has been executed.

        9.     There are no known offsets or credits against rents except as expressly provided by the terms of the lease or as disclosed below. There is no known right of rescission and no known defense to Tenant's future obligations to pay the specified rents at the times and in accordance with the lease terms, except as may be disclosed below. Tenant has not received any concession (rent or otherwise) or similar compensation not expressed in the lease which is presently in effect, except as may be disclosed below.

        10.   Tenant has no options or rights of refusal regarding the leased premises or additional rent space other than as set out in the lease.

        11.   Tenant has not: (a) made a general assignment for the benefit of creditors; and (b) commenced any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (c) had any involuntary case, proceeding, or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or

Page 13 of Exhibits

seeks reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (d) concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law; or made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or (e) had a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of its property or had any court take jurisdiction of any other of its property.

        12.   Tenant agrees to furnish Landlord with estoppel letters on this form within 10 days (stating the then-current facts) after written request by Landlord or subsequent owners of the building.

        13.   Tenant acknowledges that, upon 10 days' prior written request of Landlord's mortgagee at any time after foreclosure proceedings or a deed in lieu of foreclosure, Tenant shall attorn to the mortgage or foreclosure purchaser by recognizing such new owner as Landlord under the lease provided that such purchaser shall recognize the rights of tenant under the lease as long as tenant is not in default. The agreement of Tenant to attorn shall survive any foreclosure sale or deed in lieu of foreclosure. Tenant shall, upon 10 days' written notice from Landlord's mortgagee anytime before or after foreclosure sale, execute, acknowledge, and deliver to Landlord's mortgagee all instruments and certificates that in the reasonable judgment of Landlord's mortgagee may be necessary or proper to confirm such attornment.

        14.   Tenant acknowledges that this estoppel certificate and the statements therein may be conclusively relied upon by Landlord and by any prospective purchaser or lien holder of the leased premises.

        15.   The form of this estoppel certificate may vary, depending on lender or purchaser requirements. It is agreed that this certificate may be modified to conform to reasonable requests by lenders or purchasers.

        16.   This agreement shall be binding upon and shall inure to the benefit of the Landlord, any present or future mortgagee, any prospective buyer or master Tenant of the property, and their successors and assigns.

        Dated this                        day of                        ,            .

TENANT:

By:

Printed name of signatory:

Title:

Page 14 of Exhibits

EXHIBIT H

OFFICE LEASE GUARANTY
(See paragraph 37.1 of lease)

1.    GUARANTY.    This lease guaranty is executed by the undersigned Guarantor (whether one or more) and shall be a joint and several obligation of such Guarantor. In consideration of the execution by Landlord of the lease described below, Guarantor covenants with the Landlord that if default shall at any time be made by the Tenant in payment of rent or in the performance or any other obligations of the Tenant contained in such lease, Guarantor will pay to the Landlord or Landlord's successors or assigns any delinquent rent and any damages or other sums that may arise or be due to Landlord under such lease in consequence of any default by the Tenant, on receipt of written notice of such default from Landlord or Landlord's successors or assigns. Landlord's failure to recognize or Landlord's waiver of any default by Tenant under the lease shall not affect this guaranty. Subleasing or assignment of this lease by Tenant, with or without Guarantor's approval, shall not affect or in any way lessen Guarantor's liability under this guaranty agreement. Modifications or amendments to the lease or extensions of the lease term shall not release Guarantor from liability under this guaranty agreement and may increase Guarantor's liability under this guaranty agreement. Guarantor shall be liable for such modifications, amendments, or extensions even if Guarantor has not given consent to such modifications, amendments, or extensions.

Effective Date of Lease
Landlord	Synergy Center North
Tenant	Uni-Pixel Displays, Inc.
Building name	Synergy North
Suite No.	200-N
Building address	11940 Jollyville Road
City/County/State/Zip	Austin, Travis County, Texas 78759

2.    NOTICE TO GUARANTOR.    This guaranty shall be a continuing and irrevocable guaranty and shall be a guaranty of payment and not of collectability. Guarantor waives notice of Landlord's acceptance of this guaranty. Except for the written notice of Tenant's default set forth above, Guarantor waives all demand, notice of default (including prompt or timely notice of Tenant's default under the lease), protest and notice of protest of every kind, notice of intent to accelerate the rents, notice of acceleration of rents or the election of any other remedy, and any other notice regarding Tenant's obligations under the lease. Guarantor further waives notice of any and all proceedings in connection with the lease, diligence in collecting any sums due under the lease or enforcing any of the obligations under the lease, bringing of suit and diligence in taking any action with reference to the lease or in handling or pursuing any of Landlord's rights under the lease, and to the fullest extent allowed by law, all rights under state statutes, regulations, and rules of procedure.

3.    DEATH OF GUARANTOR.    In the event of the death of an individual Guarantor, the obligation of such Guarantor under this guaranty shall continue in full force and effect against Guarantor's estate as to all indebtedness and other obligations of Tenant under said lease.

4.    ENFORCEMENT.    Landlord shall not be required to pursue any other remedies before invoking the benefits of this guaranty. In particular, Landlord shall not be required to initiate or to exhaust Landlord's remedies against Tenant or other guarantors or other collateral for the lease. Landlord may from time to time at Landlord's discretion and with or without valuable consideration, release Tenant or any other guarantor from all or part of Tenant's obligations or release collateral for the lease without affecting this guaranty. This guaranty shall inure to the benefit of the transferee or subsequent owner of the leased property. This guaranty shall be binding upon the Guarantor and Guarantor's

Page 15 of Exhibits

personal representatives, notwithstanding any change in status or organization of the Landlord or Tenant or any subletting by Tenant. Suit may be brought against any single Guarantor or against all Guarantors without impairing the rights of Landlord, its successors or assigns, against other Guarantors. Landlord may from time to time at Landlord's discretion and with or without valuable consideration, release Tenant from all or part of Tenant's obligations without affecting this guaranty. If Tenant is in default under the above lease and if it becomes necessary for Landlord to place this guaranty in the hands of an attorney to enforce the rights and remedies of Landlord, Landlord may recover reasonable attorneys' fees and other third-party costs of collection from Guarantor, even if suit has not been filed. Guarantor waives any and all subrogation rights against Tenant, but not rights of indemnification.

5.    MISCELLANEOUS.    Guarantor acknowledges that but for the execution of and delivery of this guaranty, Landlord would not have entered into the above described lease. The obligations of this guaranty shall be performed in the same county or counties where the Tenant's obligations are to be performed under the lease. The courts of such county or counties shall have personal jurisdiction over Guarantor, and Guarantor waives all rights concerning whether or not such courts are the most convenient forum or the proper place of venue. Guarantor acknowledges that Landlord has relied on all written information furnished by Guarantor or Guarantor's agents to Landlord in connection with this lease. No oral agreements or representation have been made in connection with this guaranty, and all prior written agreements concerning this guaranty are superseded by this written agreement. The obligations under this guaranty are absolute and unconditional.

6.    NATURE OF GUARANTOR.    Guarantor is an individual or individuals. Guarantor's name stated below is not assumed names.

GUARANTOR	GUARANTOR

Printed name of Guarantor	Printed name of Guarantor

Printed name of person signing	Printed name of person signing

Signature of person signing	Signature of person signing

Date signed (Please initial all pages of lease and guaranty)	Date signed (Please initial all pages of lease and guaranty)
Mailing address of Guarantor for notice purposes under this lease:	Mailing address of Guarantor for notice purposes under this lease:

Telephone number	Fax number	Telephone number	Fax number

Page 16 of Exhibits

EXHIBIT I

CERTIFICATE OF CORPORATE RESOLUTION
AUTHORIZING LEASE OR GUARANTY
(See paragraphs 37.1 and 39.1 of lease)

REGARDING LEASE BETWEEN SYNERGY CENTER NORTH AS LANDLORD
AND UNI-PIXEL DISPLAYS, INC., AS TENANT

CERTIFICATE OF THE SECRETARY

        The undersigned, Secretary of Uni-Pixel Displays, Inc., a Texas business corporation (the "Corporation") hereby certifies that set forth below or attached hereto is a true and correct copy of the resolutions duly adopted by unanimous consent dated                        ,             , of all directors of the Board of Directors of the Corporation and that the same have not been amended, altered or rescinded and are now in full force and effect: that the Corporation is duly organized and existing under the laws of the State of Texas; that all franchise and other taxes, if any, required to maintain the corporate existence of the Corporation have been paid when due and that no such taxes are delinquent; that no proceedings are pending for the forfeiture of the Certificate of Incorporation of the Corporation or for its dissolution, voluntary or involuntary; that the Corporation is duly qualified to do business in the State of Texas and is in good standing in such state; that there is no provision of the Articles of Incorporation or Bylaws of the Corporation limiting the powers of the Board of Directors to pass or consent to the resolutions set out in the instrument attached hereto and that said resolutions are in conformity with the provisions of said Articles of Incorporation and Bylaws; and that the Secretary is the keeper of the records and minutes of the proceedings of the Board of Directors of the Corporation.

        This is to further certify that the persons named below are the duly elected and qualified officers of the Corporation, holding the respective offices set forth opposite their names, that they continue to hold these offices at the present time, and that the respective signatures set opposite their names are genuine, original signatures of each respectively:

Name	Title	Signature
President

Vice President

Secretary

Treasurer

        IN WITNESS WHEREOF I have hereunto affixed my name as Secretary and have caused the corporate seal of the Corporation to be hereto affixed this            day of                         19            .

Secretary

        The undersigned,                        , President of the Corporation, hereby certifies that                        is the duly elected and qualified Secretary of the Corporation, that the signature above is his (her) genuine signature, that attached is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Corporation, which are now in full force and effect; and that the foregoing certificate is true and correct.

President

Page 17 of Exhibits

RESOLUTIONS OF CORPORATE BOARD

        RESOLVED: That Uni-Pixel Displays, Inc., a Texas business corporation (this "Corporation") enter into the Office Lease Agreement for Synergy North (the "Lease") dated                        with First Metro Limited Partnership ("Landlord"), covering office space located in the office building in Austin, Travis County, Texas, commonly referred to as Synergy North.

        FURTHER RESOLVED: That the Lease shall be in form and substance satisfactory to Landlord and in form and substance approved by the officer of this Corporation executing the same, his approval of each such instrument to be conclusively evidenced by his execution thereof.

        FURTHER RESOLVED: That the President or any Vice President of this Corporation be and each hereby is severally authorized and directed for and on behalf, and as the act and deed of this Corporation to execute and deliver to Landlord the Lease and any addenda, amendments and supplements thereto, and to take such other action in the consummation of the transaction herein contemplated as the officer acting shall deem to be necessary or desirable, without the necessity of attestation by the secretary or any other officer of this Corporation and with or without the seal of this Corporation; and all acts heretofore taken by the President or any Vice President of this Corporation to such end are hereby expressly ratified and confirmed as the acts and deeds of this Corporation.

Page 18 of Exhibits

EXHIBIT J

SPECIAL CONDITIONS
(See paragraph 37.2 of lease)

        The following special conditions shall apply to this lease and shall prevail on any other provisions to the contrary.

        RENEWAL OPTION.    At the end of the original lease term, Tenant shall have the right to renew this lease for a period of twelve (12) months provided that Tenant delivers to Landlord written notice of Tenant's intent to renew at least 120 days prior to the end of the lease term. However, Tenant shall not have such a right of renewal if Tenant is in default as defined in paragraph 19.1(a) either at the time of such notice of renewal or at the end of the lease term. The terms of this lease during such renewal term shall continue, except as follows: Base rent shall be at fair market.

        LIMITED RIGHT OF FIRST REFUSAL.    Tenant shall have a limited right to lease additional retail space within the office building according to the terms and conditions set forth below. If space contiguous to Tenant's office space becomes available for lease during the term of this lease, Landlord shall not enter into a lease of such space except upon compliance with the following procedures.

        (a)   The first time space contiguous to Tenant's office space becomes available for lease, Landlord shall give written notice to Tenant of such fact. Such notice shall set out the square footage and location of the space and the date of availability.

        (b)   Tenant shall then have a period of 5 working days after receipt of such notice from Landlord within which to give Landlord notice of Tenant's election to lease such additional space. If Tenant does not elect to lease such space within such time period, the right of first refusal granted herein shall terminate automatically and without further notice from Landlord.

        (c)   If Tenant elects to lease such space, Landlord shall submit a lease amendment to Tenant within 10 days after receiving Tenant's notice of such election. Tenant shall have 5 days after receipt of the amendment to execute and return same to Landlord. If the amendment is not executed and returned to Landlord within such time period, the right of first refusal granted herein shall terminate automatically and without further notice. The amendment shall only amend the particular lease paragraphs or provisions which are affected.

        (d)   The rental rate for such additional space shall be at the prevailing rental rate (established from time to time by Landlord) which is then being charged by Landlord to new tenants in the retail center for space of comparable size and location. The lease term for such additional space shall commence on the date such space is available for lease, and such term shall continue for the then unexpired current term of this lease. The lease terms and conditions for such additional space shall be the same as for the original retail space except for commencement date and rental rates.

        (e)   The right of first refusal granted herein shall terminate automatically and without notice if Tenant is in default under paragraph 19.1 of this lease or if Tenant vacates the retail space described in paragraph 1.1 of this lease prior to the exercise of the right of refusal granted herein.

        TERMINATION OPTION.    Tenant shall have a one-time right to terminate this lease on July 31, 2005 with thirty (30) days prior written notice. Tenant shall pay as a lease termination fee one (1) month base rent plus all of Landlord's out of pocket expenses related to leasing the space to Tenant.

Page 19 of Exhibits

EXHIBIT K

ROUGH-SKETCH DRAWING
(See paragraph 5.1 of lease)

Page 20 of Exhibits

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OFFICE LEASE AGREEMENT for SYNERGY NORTH By and Between FIRST METRO LIMITED PARTNERSHIP ("Landlord") and Uni-Pixel Displays, Inc. ("Tenant")